                              EMPLOYMENT AGREEMENT
                              --------------------

          AGREEMENT by and between Borg-Warner Security Corporation, a Delaware corporation (the "Company"), and J. J. Adorjan (the "Executive"), dated as of the 28th day of March, 1995.

          WHEREAS, the Board of Directors of the Company (the "Board") has determined that it is in the best interests of the Company and its shareholders to employ the Executive in the positions set forth below, and the Executive desires to serve in those capacities;

          NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

          1. Employment Period. The Company shall employ the Executive, and the Executive shall serve the Company, on the terms and conditions set forth in this Agreement, for the period commencing on April 15, 1995, and ending on December 31, 1999 (the "Employment Period").

          2. Position and Duties. (a) From the first day of the Employment Period through October 14, 1995, the Executive shall serve as President and Chief Operating Officer of the Company, reporting to the Chief Executive Officer of the Company, with such duties and responsibilities as are customarily assigned to such positions, and such other duties and responsibilities not inconsistent therewith as may be assigned to him from time to time by the Chief Executive Officer. From October 15, 1995 through the end of the Employment Period, the Executive shall serve as President and Chief Executive Officer of the Company, reporting to the Board; and effective as of December 31, 1995, the Executive shall also serve as Chairman of the Board, with such duties and responsibilities as are customarily assigned to such positions, and such other duties and responsibilities not inconsistent therewith as may be assigned to him from time to time by the Board. In addition, throughout the Employment Period, the Executive shall be nominated to serve as a member of the Board.

          (b) During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive shall devote his full-time efforts to the business and affairs of the Company and use his best efforts to carry out such responsibilities faithfully and efficiently. It shall not be considered a violation of the foregoing for the Executive to (i) serve on corporate, civic or charitable boards or committees, (ii) deliver lectures or fulfill speaking engagements and (iii) manage personal investments, so long as such activities do not interfere with the performance of the his responsibilities as an employee of the Company in accordance with this

Agreement or violate the provisions of Section 8 of this Agreement.

          (c) The Executive's services shall be performed primarily at the Company's headquarters in Chicago, Illinois; provided, that the Executive may continue to maintain his primary residence in St. Louis, Missouri.

          3. Compensation. (a) Base Salary. During the Employment Period, the Executive shall receive an annual base salary (the "Annual Base Salary") at the annual rate of $900,000. The Annual Base Salary shall be payable in accordance with the Company's payroll practices for key executives as in effect from time to time. During the Employment Period, the Annual Base Salary shall be reviewed for possible increase at least annually. Any increase in the Annual Base Salary shall not limit or reduce any other obligation of the Company under this Agreement. The Annual Base Salary shall not be reduced after any such increase, and the term "Annual Base Salary" shall thereafter refer to the Annual Base Salary as so increased.

          (b) Annual Bonus. In addition to the Annual Base Salary, for each calendar year or portion of a calendar year during the Employment Period, the Executive shall be eligible to earn an annual cash bonus (the "Annual Bonus") pursuant to the Company's annual cash bonus program. The

Annual Bonus for the period from the first day of the Employment Period through December 31, 1995 shall be $400,000 if performance goals, mutually agreed upon by the Executive and the Compensation Committee of the Board, are achieved; provided, that such amount shall be reduced by the amount of any bonus paid to the Executive by Emerson Electric Co. ("Emerson") for its fiscal year ending October 31, 1995. The Annual Bonus for subsequent years shall be based on achievement of performance goals established by the Compensation Committee of the Board, such that if the threshold performance goals are achieved, the Annual Bonus shall be $200,000, and if the maximum goals are achieved or exceeded, the Annual Bonus shall be $500,000. Each Annual Bonus shall be paid in a single cash lump sum no later than 60 days after the end of the period for which the Annual Bonus is awarded.

          (c) Deferral Election. Notwithstanding the provisions of Section 3(a) and (b) of this Agreement, the Executive may defer the payment of all or any portion of the Annual Base Salary or Annual Bonus for any year, provided that before the beginning of the year with respect to which such Annual Base Salary or Annual Bonus is paid, he notifies the Company in writing of his election to do so. Any compensation that is so deferred shall accrue interest at the Company's cost of funds from bank lenders (the "Interest

Rate") or such other rate of return as shall be agreed between the Executive and the Compensation Committee of the Board at the time the deferral election is made. Such deferred compensation, together with the accrued interest or other deemed earnings thereof, shall be paid to the Executive in cash upon the termination of his employment by the Company in a single lump sum or, if so specified in the deferral election, in up to five equal annual installments.
The Company may, but shall not be required to, set aside funds in a grantor trust or otherwise to provide for such payment, but the Executive's rights to such deferred compensation shall at all times be as a general creditor of the Company, and he shall have no right to or other interest in any such funds set aside by the Company.

          (d) Deferred Compensation. (i) As soon as practicable after the first day of the Employment Period, the Company shall issue to a grantor trust subject to the claims of the Company's creditors (the "Trust") a number of shares of the Company's common stock having an aggregate value of $1,500,000 on the first day of the Employment Period; provided, however, that any fractional shares shall be rounded to the nearest whole share. The shares in the Trust, together with any dividends and other distributions made with respect thereto to the trustee of the Trust, shall be delivered to the Executive in four equal annual installments on each of the first four anniversaries of the first day of the Employment Period.

          (ii) On each of the first four anniversaries of the first day of the Employment Period, the Company shall pay the Executive $250,000 in cash (the "Special Deferred Compensation").

          (iii) The Executive shall have no interest in the assets of the Trust, and his rights to such assets and to the Special Deferred Compensation shall be at all times limited to the rights of a general creditor of the Company.

          (e) Common Stock Options. The Executive shall be granted options under and pursuant to the provisions of the Company's 1987 Management Stock Option Plan and 1993 Stock Incentive Plan to purchase 300,000 shares of the Company's common stock as follows:


       Plan       Options        Grant Date
       ----       -------        ----------
       1987       141,873        April 16, 1995
       1993       100,000        April 16, 1995
       1993        58,127        January 2, 1996


Such options shall become exercisable in three equal installments on each of the first three anniversaries of April 16, 1995.

          (f) Split Dollar Life Insurance. The Company shall provide the Executive with a split-dollar life insurance policy (the "Policy") with a face amount of $400,000, by assuming the policy provided to the Executive by Emerson or otherwise. The subowner of the Policy shall be the Executive, and the Executive shall have the right to designate the beneficiary of the Policy. The Company shall pay all premiums required to keep the Policy in effect during the Employment Period, and shall be entitled to recover from the proceeds of the Policy the "Company Amount" (as defined in the next sentence) upon the death of the Executive. The "Company Amount" shall be an amount equal to the excess of (i) the amount, if any, paid by the Company to acquire the Policy from Emerson plus the premiums on such Policies paid by the Company over (ii) any dividends received by the Company in respect of such premiums, but only to the extent such dividends are not used to purchase additional insurance for the benefit of the Executive. The Executive shall have the right at any time to purchase the Policy from the Company at a cash price equal to the Company Amount determined as if the Executive's death occurred on the date such right is exercised.

          (g) Supplemental Benefit Compensation. During the Employment Period, the Executive shall receive supplemental benefit compensation on terms and conditions to be mutually agreed between the Executive and the Compensation Committee of the Board.

          (h) Other Benefits. During the Employment Period: (i) the Executive shall be entitled to participate in all incentive, savings and retirement plans, practices, policies and programs of the Company to the same extent as other key executives; and (ii) the Executive and/or the Executive's family, as the case may be, shall be eligible for participation in, and shall receive all benefits under, all welfare benefit plans, practices, policies and programs provided by the Company and its affiliated companies (including, without limitation, medical, prescription, dental, disability, salary continuance, employee life insurance, group life insurance, accidental death and travel accident insurance plans and programs) to the same extent as other key executives.

          (i) Expenses. During the Employment Period, the Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in carrying out the Executive's duties under this Agreement, provided that the Executive complies with the policies, practices and procedures of the Company for submission of expense reports, receipts, or similar documentation of such expenses.

          (j) Fringe Benefits. During the Employment Period, the Executive shall be entitled to paid vacation, the use of a Company-provided car of the Executive's choice, tax and financial planning services, and payment of annual dues, assessments and expenses at one country club and one dinner club selected by the Executive, in each case on the terms and conditions as are in effect for other key executives of the Company from time to time or, if not made available to other key executives, on terms and conditions that are determined by the Compensation Committee of the Board to be fair and reasonable.

          4. Termination of Employment. (a) Death or Disability. The Executive's employment shall terminate automatically upon the Executive's death during the Employment Period. The Company shall be entitled to terminate the Executive's employment because of the Executive's Disability during the Employment Period. "Disability" means that (i) the Executive has been unable, for a period of six months, or for a total of 180 days in any given period of twelve months, to perform the Executive's duties under this Agreement, as a result of physical or mental illness or injury, and (ii) a physician selected by the Company or its insurers, and acceptable to the Executive or the Executive's guardian or legal representative, has determined that the Executive's incapacity is total and permanent. A termination of the Executive's employment by the Company for Disability shall be communicated to the Executive by written notice, and shall be effective on the 30th day after receipt of such notice by the Executive (the "Disability Effective Date"), unless the Executive is able to, and does, return to full-time performance of the Executive's duties before the Disability Effective Date.

          (b) By the Company. (i) The Company may terminate the Executive's employment during the Employment Period for Cause or without Cause. "Cause" means:

                    A. the willful failure or refusal of the Executive to perform his duties under this Agreement (other than as a result of physical or mental illness or injury); provided that the Company shall give written notice to the Executive at least 30 days prior to such termination of the Company's intent to terminate, which notice shall set out in detail the ways in which Executive has failed to perform such duties, and Executive shall have failed to cure such failure prior to the expiration of such 30-day period; or

                    B. any fraud, embezzlement or other dishonesty of the Executive that adversely affects the Company's business or reputation; or

                    C. the Executive's conviction of a felony or entering into a plea of nolo contendere with respect to a felony.


          (ii) A termination of employment by the Company for Cause shall be effectuated by giving the Executive written notice ("Notice of Termination for Cause") of the termination, setting forth the conduct of the Executive that constitutes Cause. Except as provided in clause A of Section 4(b)(i) above, a termination of employment by the Company for Cause shall be effective on the date when the Notice of Termination for Cause is given, unless the notice sets forth a later date (which date shall in no event be later than 30 days after the notice is given).

          (iii) A termination of the Executive's employment by the Company without Cause shall be effected by giving the Executive written notice of the termination.

               (c) By the Executive. (i) The Executive may terminate employment for Good Reason. "Good Reason" means:

               A. the assignment to the Executive of any duties inconsistent in any respect with paragraph (a) of Section 2 of this Agreement, other than actions that are not taken in bad faith and are remedied by the Company within 5 days after receipt of notice thereof from the Executive;

               B.  any failure by the Company to comply with any provision of
          Section 3 of this Agreement, other than failures that are not taken in bad faith and are remedied by the Company within 5 days after receipt of notice thereof from the Executive;

               C. any failure by the Company to comply with Section 10(c) of this Agreement; or

               D. should there be a Change of Control of the Company (as defined below) a termination by the Executive, at his own initiative, for any reason during the 30-day period immediately following the first anniversary of the date of the Change of Control.


For purposes of this Agreement, "Change in Control" means the happening of any of the following events:

               (1) An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (A) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); excluding, however, the following: (A) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition by any Person pursuant to a transaction which complies with clauses (A),
          (B) and (C) of subsection (3) of this Section 4(c)(i); or

               (2) A change in the composition of the Board such that the individuals who, as of the first day of the Employment Period, constitute the Board (such Board shall be hereinafter referred to as the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this Section 4(c)(i), that any individual who becomes a member of the Board subsequent to such date, whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

               (3) The approval by the shareholders of the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company ("Corporate Transaction"); excluding, however, such a Corporate Transaction pursuant to which (A) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (other than the Company, any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or such corporation resulting from such Corporate Transaction) will beneficially own, directly or indirectly, 20% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors except to the extent that such ownership existed with respect to the Company prior to the Corporate Transaction and (C) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

               (4) The approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

          (ii) A termination of employment by the Executive for Good Reason shall be effectuated by giving the Company written notice ("Notice of Termination for Good Reason") of the termination, setting forth the conduct of the

Company that constitutes Good Reason. A termination of employment by the Executive for Good Reason shall be effective on the fifth business day following the date when the Notice of Termination for Good Reason is given, unless the notice sets forth a later date (which date shall in no event be later than 30 days after the notice is given).

          (d) No Waiver. The failure to set forth any fact or circumstance in a Notice of Termination for Cause or a Notice of Termination for Good Reason shall not constitute a waiver of the right to assert, and shall not preclude the party giving notice from asserting, such fact or circumstance in an attempt to enforce any right under or provision of this Agreement; provided, that the foregoing shall not mean that a notice purporting to be a Notice of Termination for Cause pursuant to clause A of Section 4(b)(i) that fails to comply with said clause A will be treated as a valid Notice of Termination for Cause.

          (e) Date of Termination. The "Date of Termination" means the date of the Executive's death, the Disability Effective Date, the date on which the termination of the Executive's employment by the Company for Cause or by the Executive for Good Reason is effective, or the date on which the Company gives the Executive notice of a termination of employment without Cause or the Executive gives the Company notice of a termination of employment without Good Reason, as the case may be.

          5. Obligations of the Company upon Termination. (a) Other Than for Cause, Death or Disability; Good Reason. If, during the Employment Period, the Company terminates the Executive's employment, other than for Cause or Disability, or the Executive terminates his employment for Good Reason, the Company shall pay the amounts described in subparagraph (i) below to the Executive in a lump sum in cash within 30 days after the Date of Termination and shall continue the benefits described in subparagraph (ii) below until the end of the Employment Period. The payments provided pursuant to this Section 5(a) are intended as liquidated damages for a termination of the Executive's employment by the Company other than for Cause or Disability or for the actions of the Company leading to a termination of the Executive's employment by the Executive for Good Reason, and shall be the sole and exclusive remedy therefor.

               (i) The amounts to be paid in a lump sum as described above are:

               A. The Executive's accrued but unpaid cash compensation (the "Accrued Obligations"), which shall equal the sum of (1) any portion of the Executive's Annual Base Salary through the Date of Termination that has not yet been paid, (2) an amount equal to the Annual Bonus that would have been paid for the year of termination, if all goals had been achieved at the expected level (the "Annual Bonus Amount"), times a fraction, the numerator of which is the number of days in the current fiscal year through the Date of Termination, and the denominator of which is 365; (3) any compensation previously deferred by the Executive pursuant to Section 3(c) of this Agreement (together with any accrued interest or earnings thereon) that has not yet been paid; and (4) any accrued but unpaid Annual Bonuses and vacation pay; and

               B. Severance pay equal to (1) the present value as of the Date of Termination (at a discount rate equal to the applicable federal rate under Section 1274(d) of the Internal Revenue Code of 1986, as amended (the "Code"), or any successor thereto, in effect for the month of termination (the "Applicable Federal Rate")) of the sum of (I) the Annual Base Salary and (II) the Annual Bonus Amount, in each case for the remainder of the Employment Period, (2) the assets then held in the Trust (if any) and (3) the amount of any Special Deferred Compensation that has not yet been paid.

          (ii) The benefits to be continued are benefits to the Executive and/or the Executive's family at least as favorable as those that would have been provided to them under Section 3(f) and clause (ii) of Section 3(h) of this Agreement if the Executive's employment had continued through the end of the Employment Period; provided, however, that during any period when the Executive is eligible to receive such benefits under another employer-provided plan, the benefits provided by the Company under this Section 5(a)(ii) may be made secondary to those provided under such other plan.

          (b) Death or Disability. If the Executive's employment is terminated by reason of the Executive's death or Disability during the Employment Period, the Company shall pay the Accrued Obligations to the Executive or the Executive's estate or legal representative, as applicable, in a lump sum in cash within 30 days after the Date of Termination, and the Company shall have no further obligations under this Agreement. If the Executive's death or disability occurs after the second anniversary of the first day of the Employment Period, the Executive or his estate will be entitled to receive the assets then held in the Trust, if any, and the amount of any Special Deferred Compensation that has not yet been paid.

          (c) Cause; Other than for Good Reason. If the Executive's employment is terminated by the Company for Cause during the Employment Period, or if the Executive terminates his employment during the Employment Period other than for Good Reason, the Company shall pay the Executive the sum of (i) the Annual Base Salary through the Date of Termination, and (ii) the amount of any compensation previously deferred by the Executive pursuant to Section 3(c) of this Agreement (together with any accrued interest or earnings thereon), in each case to the extent not yet paid, and the Company shall have no further obligations under this Agreement.

          6. Non-exclusivity of Rights. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Company or any of its affiliated companies for which the Executive may qualify, nor, subject to paragraph (f) of
Section 11, shall anything in this Agreement limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company or any of its affiliated companies. Vested benefits and other amounts that the Executive is otherwise entitled to receive under any plan, policy, practice or program of, or any contract or agreement with, the Company or any of its affiliated companies on or after the Date of Termination shall be payable in accordance with such plan, policy, practice, program, contract or agreement, as the case may be, except as explicitly modified by this Agreement.

          7. No Mitigation. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and, except as specifically provided in Section 5(a)(ii) of this Agreement, such amounts shall not be reduced, regardless of whether the Executive obtains other employment.

          8. Confidential Information; Noncompetition. (a) The Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies and their respective businesses that the Executive obtains during the Executive's employment by the Company or any of its affiliated companies and that is not public knowledge (other than as a result of the Executive's violation of this Section 8(a)) ("Confidential Information"). The Executive shall not communicate, divulge or disseminate Confidential Information at any time during or after the Executive's employment with the Company, except with the prior written consent of the Company or as otherwise required by law or legal process.

          (b) During the Noncompetition Period (as defined below), the Executive shall not, without the prior written consent of the Board, engage in or become associated with a Competitive Activity. For purposes of this Section 8(b): (i) the "Noncompetition Period" means the period during which the Executive is employed by the Company, plus, if the Executive's employment is terminated by the Company for Cause or voluntarily by the Executive other than with Good Reason, the remainder of the Employment Period plus two years after the end of the Employment Period; (ii) a "Competitive Activity" means any business or other endeavor that provides guard, alarm or armored transport protective services or courier services; and
(iii) the Executive shall be considered to have become "associated with a Competitive Activity" if he becomes directly or indirectly involved as an owner, employee, officer, director, independent contractor, agent, partner, advisor, or in any other capacity calling for the rendition of the Executive's personal services, with any individual, partnership, corporation or other organization that is engaged in a Competitive Activity. Notwithstanding the foregoing, the Executive may make and retain investments during the Employment Period and thereafter in not more than five percent of the equity of any entity engaged in a Competitive Activity, if such equity is listed on a national securities exchange or regularly traded in an over-the-counter market.

          9. Arbitration; Attorneys' Fees. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by aribitration in the State of Illinois, in accordance with the rules of the American Arbitration Association then in effect, and judgment may be entered on the arbitrator's award in any court having jurisdiction. The Company agrees to pay, as incurred, to the fullest extent permitted by law, all legal fees and expenses that the Executive may reasonably incur as a result of any contest (regardless of the outcome) by the Company, the Executive or others of the validity or enforceability of or liability under, or otherwise involving, any provision of this Agreement; provided, that in the case of any contest in which the Executive seeks to obtain any relief from the Company pursuant to this Agreement, such fees and expenses shall be paid by the Company only if the Executive obtains a substantial portion of the relief he seeks; and provided, further, that in the case of any action brought by the Company to enforce any provision of Section 8 of this Agreement, such fees and expenses shall be paid by the Company only if it fails to obtain a substantial portion of the relief it seeks.

          10. Successors. (a) This Agreement is personal to the Executive and, without the prior written consent of the Company, shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

               (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

          (c) The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would have been required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean both the Company as defined above and any such successor that assumes and agrees to perform this Agreement, by operation of law or otherwise.

          11. Miscellaneous. (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified except by a written agreement executed by the parties hereto or their respective successors and legal representatives.

          (b) All notices and other communications under this Agreement shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

          If to the Executive:
          --------------------

          J. J. Adorjan
          223 North Bemiston
          Clayton, Missouri   63105


          If to the Company:
          ------------------

          Borg-Warner Security Corporation
          200 South Michigan Avenue
          Chicago, Illinois 60604
          Attention:  General Counsel


or to such other address as either party furnishes to the other in writing in accordance with this Section 11(b). Notices and communications shall be effective when actually received by the addressee.

          (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. If any provision of this Agreement shall be held invalid or unenforceable in part, the remaining portion of such provision, together with all other provisions of this Agreement, shall remain valid and enforceable and continue in full force and effect to the fullest extent consistent with law.

          (d) Notwithstanding any other provision of this Agreement, the Company may withhold from amounts payable under this Agreement all federal, state, local and foreign taxes that are required to be withheld by applicable laws or regulations.

          (e) The failure of the Executive or the Company to insist upon strict compliance with any provision of, or to assert any right under, this Agreement (including, without limitation, the right of the Executive to terminate employment for Good Reason pursuant to Section 4(c) of this Agreement) shall not be deemed to be a waiver of such provision or right or of any other provision of or right under this Agreement.

          (f) The Executive and the Company acknowledge that this Agreement supersedes any other agreement between them concerning the subject matter hereof.

          (g) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and which together shall constitute one instrument.

          IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization of its Board of Directors, the Company has caused this Agreement to be executed in its name on its behalf, all as of the day and year first above written.



                                       --------------------------------------
                                                    J. J. Adorjan

                                       BORG-WARNER SECURITY CORPORATION



                                       By___________________________________
                                       Name:
                                       Title: